UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors (the “Audit Committee”) of Unitil Corporation (the “Company”) annually reviews the qualifications, performance and independence of the Company’s independent registered public accounting firm in accordance with regulatory requirements and guidelines. In 2013, in conjunction with the annual review process, the Audit Committee issued a Request For Proposal and conducted a selection process in order to retain an independent registered public accounting firm to perform annual audit and quarterly review services for fiscal year 2014. As a result of this process, on September 19, 2013 the Audit Committee chose Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm beginning with fiscal year 2014. On September 25, 2013, the Company informed Deloitte of the Audit Committee’s selection of Deloitte, to be effective upon the Company’s formal engagement of Deloitte (which effective date is expected to be in mid-to-late January of 2014). This selection was subject to Deloitte’s normal client acceptance processes which have subsequently been completed. Deloitte was selected from among a number of firms, including McGladrey LLP (“McGladrey”), the Company’s current independent registered public accounting firm, that were invited to submit proposals.

Also on September 25, 2013, the Company informed McGladrey of the Audit Committee’s decision to replace McGladrey as the Company’s independent registered public accounting firm. Therefore, McGladrey will be dismissed as the Company’s independent registered public accounting firm effective upon completion of its audit of the Company’s financial statements for the year ended December 31, 2013 and the filing by the Company of its Annual Report on Form 10-K for the year ended December 31, 2013. The audit reports of McGladrey on the Company’s financial statements for the fiscal years ended December 31, 2011 and 2012 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years ended December 31, 2011 and 2012 and through October 18, 2013, there were (i) no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such years and (ii) no reportable events (as defined in Item 304(a)(1)(v) of the Securities and Exchange Commission’s (“SEC”) Regulation S-K).

The Company provided McGladrey with a copy of the disclosure in this Item 4.01 and requested that McGladrey furnish it with a letter addressed to the SEC stating whether McGladrey agrees with the Company’s statements in this Item 4.01. A copy of such letter, dated October 18, 2013, is filed as Exhibit 16.1 to this Form 8-K.

During the Company’s two most recent fiscal years ended December 31, 2011 and December 31, 2012, and through October 18, 2013, the Company did not consult with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company will amend this Form 8-K: (i) to disclose the effective date of the dismissal of McGladrey once McGladrey has completed its audit of the Company’s financial statements for the year ended December 31, 2013 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 has been filed (which effective date is expected to be in late January of 2014); (ii) to update the periods related to paragraphs (a)(1)(iv) and (a)(1)(v) of Item 304 of Regulation S-K through the effective date of such dismissal; and (iii) to include an updated letter from McGladrey addressing the revised Form 8-K disclosure, as required by Item 304(a)(3) of Regulation S-K.

The Company also will amend this Form 8-K: (i) to disclose the effective date of the engagement of Deloitte to serve as the Company’s independent registered public accounting firm beginning with fiscal year 2014; and (ii) to update the periods related to paragraph (a)(2) of Item 304 of Regulation S-K through the effective date of such engagement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

16.1	Letter dated October 18, 2013 from McGladrey to the SEC regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin Senior Vice President, Chief Financial Officer and Treasurer

Date: October 18, 2013

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter dated October 18, 2013 from McGladrey to the SEC regarding change in certifying accountant.